EXHIBIT 3.9.A

Huale Acoustics Corporation Shareholder’s Consent to approve the merger of

Huale Acoustics Corporation into Huale Acoustics Limited

EXHIBIT C

ACTION BY WRITTEN CONSENT OF THE COMMON STOCKHOLDERS OF HUALE ACOUSTICS CORPORATION

ACTION BY WRITTEN CONSENT OF THE COMMON STOCKHOLDERS OF HUALE ACOUSTICS CORPORATION

The undersigned, constituting the holders of a majority of the outstanding shares of common stock of Huale Acoustics Corporation (the "Company"), pursuant to authority to act without a meeting in accordance with Section 78.320 of the Nevada Revised Statutes ("NRS") and the bylaws of the Company, consent to the taking of the actions and adopt the resolutions set out below. This written consent is in lieu of a meeting of the Company's common stockholders, and all of the actions taken and resolutions set out in it shall have the same force and effect as if they were taken or adopted at such meeting. This written consent may be executed in several counterparts and by facsimile or pdf, each an original, and all so executed shall constitute one and the same consent.

WHEREAS, the Board of Directors of the Company has proposed that the Company merge (the "Merger") with and into HUALE ACOUSTICS LIMITED, an exempted company incorporated under the laws of the Cayman Islands ("Huale Cayman") pursuant to Section 92A.190 of the Nevada Revised Statutes; and

WHEREAS, under the proposed terms of the Merger, following the Merger, the Company will cease to exist and Huale Cayman will be the sole surviving company; and

WHEREAS, the Board of Directors has caused to be prepared an agreement and plan of merger between the Company and Huale Cayman (the "Merger Agreement "), a copy of which is attached hereto as Exhibit A, and a plan of merger between the Company and Huale Cayman (the "Plan of Merger"), the form of which is attached to the Merger Agreement as Annex A; and

WHEREAS, the undersigned common stockholders constitute the holders of a majority of the outstanding shares of the Company's common stock.

NOW, THEREFORE, BE IT:

RESOLVED: that the Merger between the Company and HUALE ACOUSTICS LIMITED be, and it hereby is, approved in all respects.

FURTHER RESOLVED: that the Merger Agreement and the Plan of Merger be, and they hereby are, approved substantially in the form attached hereto.

FURTHER RESOLVED: that the directors and officers of the Company are hereby authorized and empowered to make such further changes or amendments to the Merger Agreement and Plan of Merger as they shall deem necessary or proper in their sole and absolute discretion.

FURTHER RESOLVED: that the directors and officers of the Company be, and each of them acting either alone or together hereby is, authorized, empowered and directed to execute, on behalf of the Company, the Merger Agreement and the Plan of Merger together with any amendments or changes that they deem necessary in their sole and absolute discretion.

FURTHER RESOLVED: that the directors of the Company acting either alone or together, are hereby authorized, empowered and directed to execute all such documents and perform all such acts as may be required or appropriate to effect the Merger in accordance with Nevada Revised Statutes and the Companies Law (2018 Revision) of the Cayman Islands.

IN WITNESS WHEREOF, the undersigned, with respect to all of their shares of the Company's common stock, have executed this written consent effective as of the date set forth below opposite their names.

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Number of Shares	Name of Shareholder	Signature	Date
112,500	CHUI DEREK SANG	/S/ CHUI DEREK SANG	4/22/19
125,000	HUANG SHAOWEN	/S/ HUANG SHAOWEN	4/22/19
125,000	WOO SHUK FONG	/S/ WOOSHUK FONG	4/22/19
125,000	HEUNG WING WAI	/S/ HEUNG WING WAI	4/22/19
112,500	CHEN YAN HONG	S/ CHEN YAN HONG	4/22/19
2,250,000	HUANG ZHICHENG	/s/ HUANG ZHICHENG	4/10/19
25,000	PENG SHUANGQUAN	/S/ PENG SHUANGQUAN	4/10/19
25,000	PAN HONGZHI	/S/ PAN HONGZHI	4/10/19
25,000	HUANG WEIXIANG	/S/ HUANG WEIXIANG	4/10/19
25,000	ZHANG DONG	/S/ ZHANG DONG	4/10/19
25,000	GUO XIAOHUA	/S/ GUO XIAOHUA	4/10/19
25,000	XU HANSONG	/S/ XU HANSONG	4/10/19
25,000	ZHAO YANXIA	/S/ ZHAO YANXIA	4/10/19
25,000	GUO YUFEN	/S/ GUO YUFEN	4/10/19
25,000	GUO YUHUA	/S/ GUO YUHUA	4/10/19
25,000	GUO QIONGYAN	/S/ GUO QIONGYAN	4/10/19
25,000	QIN DONGLI	/S/ QIN DONGLI	4/10/19
25,000	HU MEIQIN	/S/ HUMEIQIN	4/10/19
25,000	CHENG XIAOPING	/S/ CHEN XIAOPING	4/10/19
25,000	LI CHENGLIAN	/S/ LI CHENGLIAN	4/10/19
25,000	SUN CHANGHUA	/S/ SUN CHANGHUA	4/10/19
25,000	LAI LIUFANG	/S/ LI LIUFANG	4/10/19
25,000	YE ZHONGSONG	/S/ YE ZHONGSONG	4/10/19
25,000	SHAN LIQING	/S/ SHAN LIQING	4/10/19
25,000	CHEN XIAOWEN	CHEN XIAOWEN	4/10/19
25,000	QIN YUMEI	/S/ QIN YUMEI	4/10/19
25,000	CHENG JINCAI	/S/ CHENG JINCAI	4/10/19
25,000	XIAN QIONGREN	/S/ XIAN QIONGREN	4/10/19
25,000	LUO HUAZHEN	/S/ LUO HUAZHEN	4/10/19
25,000	ZHOU YONG	/S/ ZHOU YONG	4/10/19
25,000	HE GUIFANG	/S/ HE GUIFANG	4/10/19
25,000	CHEN JIAN	/S/ CHEN JIAN	4/10/19
25,000	LI DAYONG	/S/ LI DAYONG	4/10/19
25,000	TANG HUA	/S/ TANG HUA	4/10/19
25,000	LI QIYING	/S/ LI QIYING	4/10/19
25,000	YANG JINBO	/S/ YANG JINBO	4/10/19